Exhibit 5.1

[LETTERHEAD OF LIONEL SAWYER & COLLINS]

ATTORNEYS AT LAW

50 WEST LIBERTY STREET

SUITE 1100

RENO, NEVADA 89501

(775) 788-8666

 FAX (775) 788-8682

lsc@lionelsawyer.com

www.lionelsawyer.com

May 29, 2013

Globalwise Investments, Inc.

2190 Dividend Drive

Columbus, Ohio 43228

Re:	Registration Statement of Globalwise Investments, Inc., on Form S-1, filed with the United States Securities and Exchange Commission on or about this date (the “Registration Statement”)

Ladies and Gentlemen:

We are acting as special Nevada counsel for Globalwise Investments, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended, of 17,635,833 shares of common stock, par value $0.001 per share, of the Company, of which (a) an aggregate of 15,000,000 shares of the Company’s common stock were issued in a private placement of securities completed on February 28, 2013 (consisting of 6,275,000 shares), and March 6, 2013 (consisting of 8,725,000 shares) (collectively, the “Common Shares”), (b) up to 1,762,500 shares (the “Warrant Shares”) of the Company’s common stock issuable upon exercise of warrants of which (i) warrants to purchase 1,500,000 shares of the Company’s common stock were issued to the placement agent in connection with the private placement (the “Placement Agent Warrants”), and (ii) warrants to purchase 262,500 shares of the Company’s common stock were issued to investors on January 28, 2013 and February 7, 2013 with the issuance of convertible promissory notes (the “Investor Warrants”), and (c) 873,333 shares of common stock were issued to Armstrong Teasdale LLP on February 8, 2013, in connection with the settlement of accounts payable in the amount of $262,000 (the “AT Shares”), all of which shares of the Company’s common stock are to be offered and sold under the Registration Statement by certain selling shareholders as set forth in the Registration Statement and the Prospectus included therein.

LAS VEGAS OFFICE: 300 SOUTH FOURTH STREET, SUITE 1700 • LAS VEGAS, NEVADA 89101 • (702) 383-8888 • FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 841-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

Globalwise Investments, Inc.

May 29, 2013

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

We have examined originals or copies of each of the documents listed below:

1.	Certificate of Corporate Existence relating to the Company, issued by the Nevada Secretary of State;

2.	The Articles of Incorporation of the Company, and all amendments thereto, certified by the Secretary of the Company;

3.	The Bylaws of the Company, and all amendments thereto, certified by the Secretary of the Company;

4.	Resolutions of the Board of Directors of the Company, dated February 12, 2013, February 15, 2013, and February 26, 2013, and February 7, 2013, relating, to the: (a) issuance and registration of the Common Shares; (b) issuance of the Placement Agent Warrants and registration of the shares of common stock issuable upon exercise thereof; (c) the issuance of the Investor Warrants and registration of the shares of common stock issuable upon exercise thereof; and (d) the issuance and registration of the AT Shares.

5.	The Registration Statement.

6.	A certificate of the Secretary of the Company in the form attached to this letter (but deleting the exhibits thereto) as Exhibit A (the “Secretary’s Certificate”).

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers, including the Secretary’s Certificate) with respect to the accuracy of all factual matters contained therein.

Based upon the foregoing, and subject to the following, it is our opinion that:

1.          The Common Shares and the AT Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

2.          Shares of the Company’s common stock issuable upon exercise of the Placement Agent Warrants and the Investor Warrants (all such shares, collectively, the “Warrant Shares”) in accordance with the terms of each such warrant, will be duly authorized, validly issued, fully paid and non-assessable, so long as, at the time of issuance, the Company has sufficient shares of its authorized common stock available for issuance.

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

Globalwise Investments, Inc.

May 29, 2013

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This opinion letter is intended solely for use in connection with the filing of the Registration Statement and any amendments thereto, relating to the registration and offering of the Common Shares, the AT Shares and the Warrant Shares as described in the Registration Statement and resales of such shares.

We consent to your filing this opinion as an exhibit to the Registration Statement (and any amendments thereto) and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Act with respect to the Common Shares, the AT Shares and the Warrant Shares. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

Very truly yours,

/s/ Lionel Sawyer & Collins

Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

Globalwise Investments, Inc.

May 29, 2013

EXHIBIT A TO OPINION

SECRETARY'S CERTIFICATE

GLOBALWISE INVESTMENTS, INC., A NEVADA CORPORATION

The undersigned hereby certifies as of the date hereof as follows:

1.          I am the duly appointed and presently acting Secretary of Globalwise Investments, Inc., a Nevada corporation (the "Company").

2.          I have had access to the corporate and other records of the Company and, during all relevant times have been in a position to have knowledge of the matters certified herein.

3.          Attached hereto as Exhibit A is a true, correct and complete copy of the articles of incorporation of the Company, including all amendments thereto. Such articles of incorporation, as amended, are in full force and effect and have not been amended, modified or repealed.

4.          Attached hereto as Exhibit B is a true, correct and complete copy of the bylaws of the Company, adopted on July 21, 2000. Such bylaws are in full force and effect have not been amended, modified or repealed.

5.          Attached hereto as Exhibit C are true, correct and complete copies of resolutions of the Company’s board of directors adopted on February 12, 2013, February 15, 2013, and February 26, 2013, and unanimous action by written consent of the Board of Directors of the Company, dated February 7, 2013. Such resolutions and unanimous action by written consent have not been amended or repealed, are in full force and effect and are the only resolutions dealing with the subject matter thereof.

6.          On February 8, 2013, February 28, 2013 and March 6, 2013, there were, respectively, at least 873,333, 16,500,000, and 10,000,000 shares of the Company’s common stock available for issuance from the Company’s authorized common stock, not including the shares of the Company’s common stock issued on those dates.

7.          Attached hereto as Exhibit D is a sample stock certificate substantially similar in all material respects to the certificates issued to purchasers of the Company’s common stock issued pursuant to the board of director’s resolutions referenced in number 5, above.

In witness whereof, the undersigned hereunto sets their hand this 29th day of May, 2013.

A. Michael Chretien, Secretary

[Exhibits Deleted]